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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-96277) and related Prospectus of GelTex Pharmaceuticals, Inc. for the registration of 3,500,000 shares of its common stock and to the incorporation by reference therein of our report dated February 22, 2000, with respect to the consolidated financial statements of GelTex Pharmaceuticals, Inc. included in its Current Report (Form 8-K) dated March 6, 2000, filed with the Securities and Exchange Commission.




                                             /s/ ERNST & YOUNG LLP
                                                 -----------------
                                                 ERNST & YOUNG LLP



Boston, Massachusetts
March 6, 2000